                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)                      May 5, 1998
                                                              ----------------


                             MTR GAMING GROUP, INC.
                             ----------------------
             (exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)



        0-20508                                           84-1103135
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)


                   STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
                   -------------------------------------------
                    (Address of principal executive offices)

                                      26034
                                   (Zip Code)


Registrant's Telephone Number, Including Area Code:  (304) 387-5712
                                                    ----------------
                                       N/A
         ----------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.   OTHER EVENTS.

On May 20, 1998, MTR Gaming Group, Inc. (the "Company") filed a Current Report on Form 8-K via EDGAR (the "Form 8-K") regarding the acquisition of certain properties in the State of Nevada as described herein and in the Form 8-K. The Form 8-K disclosed the acquisition of the Reno Property (as defined below) under "Item 2. Acquisition or Disposition of Assets." Subsequent to such filing, and as a result of a further review that it was unable to complete prior to May 20, 1998, the Company determined that the acquisition of the Reno Property does not exceed the 20% threshold test of Regulation S-X (Rule 3-05) regarding disclosure requirements with respect to the acquisition of significant assets. Accordingly, financial statements with respect to the acquired business of the Reno Property are not required and the related disclosure has been included under this "Item 5. Other Events."

The Company through its newly formed, wholly owned subsidiary, Speakeasy Gaming of Reno, Inc., consummated the purchase on May 5, 1998 of the Reno Ramada in Reno for $8 million (the "Reno Property"). The transaction was an asset purchase for cash, and the Reno Property is qualified for unrestricted casino gaming upon licensing of a casino operator pursuant to "grandfather" provisions of applicable state and municipal laws. The Company expects to apply for gaming approval and intends to lease the gaming area to a licensed casino operator. The Company also plans to pursue a franchise agreement for the Reno Property with Ramada Franchise Systems, Inc.

DESCRIPTION OF THE RENO PROPERTY. The Company purchased the Reno Ramada Hotel from Reno Hotel LLC, an affiliate of the Company's lender, for $8 million in a negotiated transaction. The Reno Property was used as a hotel by the previous owner prior to its purchase by the Company. The Reno Property has a total of 262 hotel rooms, 236 of which are located in an eleven story tower and 26 of which are in a separate three-story structure. The property is located at 6th and Lake Streets in Reno and has parking for approximately 238 cars. The tower also has a restaurant, a deli and two bars. The Reno Property has an 8000 square foot casino area and a small convention facility. The property recently underwent renovations of approximately $4 million. The Company's development plans for the casino at the Reno Property call for 350 slot machines, three blackjack tables, a roulette wheel, and a craps table. The Reno casino's theme will be similar to the Speakeasy concept in place at the Company's Mountaineer Racetrack & Gaming Resort in West Virginia. The Company also plans to spend approximately $500,000 on renovations of the hotel and expansion of the capacity of the convention facility and will rename the project the "Speakeasy Hotel & Casino".

OPERATION OF THE RENO PROPERTY/GAMING LICENSING. The Company and Speakeasy Gaming of Reno, Inc. intend to apply as soon as practicable to the authorities in the State of Nevada for all necessary permits and licenses required for the Company to operate a casino at the Reno Property. The Company is advised, however, that the licensing process may take approximately one year to complete and that there can be no assurances that the Company will obtain the necessary approvals. Until the Company obtains these approvals, it will not be permitted to conduct gaming or participate in any gaming revenues generated at the Reno Property. In the interim, the Company will operate the hotel and restaurant and lease the casino area to an independent, licensed casino operator as permitted by Nevada law.


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The Company through its newly formed, wholly owned subsidiary, Speakeasy
Gaming of Las Vegas, Inc., consummated the purchase on May 5, 1998 of the Cheyenne Hotel & Casino in North Las Vegas for $5.5 million (the "Las Vegas Property"). The transaction was an asset purchase for cash, and the Las Vegas Property is qualified for unrestricted casino gaming upon licensing of a casino operator pursuant to "grandfather" provisions of applicable state and municipal laws. The Company expects to apply for gaming approval and intends to lease the gaming area to a licensed casino operator. The Company also plans to pursue a franchise agreement for the Las Vegas Property with Ramada Franchise Systems, Inc.

DESCRIPTION OF THE LAS VEGAS PROPERTY. The Company purchased the Las Vegas Property from Banter, Inc. for $5.5 million. The Cheyenne is a 131-room hotel consisting of one two-story building and one three-story building located at 3227 Civic Center Drive in North Las Vegas at the intersection of Cheyenne Avenue and Interstate 15. I-15 is a major interstate freeway, which extends north into Utah and south into the Los Angeles Basin. The Las Vegas Property is approximately five miles from the Las Vegas Motor Speedway and three miles from Nellis Air Force Base. The hotel has a bar, restaurant, and swimming pool as well as parking for approximately 172 cars. The prior owners had operated 25 slot machines at the hotel's bar. The Company plans to construct an addition of approximately 15,000 square feet to house a casino. The Company's plan for the casino calls for 350 slot machines, three blackjack tables, one roulette wheel, and one craps table. The Company plans to implement a motor racing theme for the casino in an effort to accommodate patrons of the nearby Las Vegas Motor Speedway. The Company estimates that the cost of construction of the casino and renovation of some of the hotel rooms will be approximately $2 million. The Company has been advised by the City of North Las Vegas that approval of its current construction plans will require the Company to acquire from a third party an adjacent parcel of approximately 1/2 acre. The Company expects to purchase the parcel prior to August 18, 1998 for approximately $120,000 and expects to complete construction within 120 days after receipt of all necessary governmental approvals.

OPERATION OF THE LAS VEGAS PROPERTY/GAMING LICENSING. The Company and Speakeasy Gaming of Las Vegas, Inc. intend to apply as soon as practicable to the authorities in the State of Nevada for all necessary permits and licenses required for the Company to operate a casino at the Las Vegas Property. The Company is advised, however, that the licensing process may take approximately one year to complete and that there can be no assurances that the Company will obtain the necessary approvals. Until the Company obtains these approvals, it will not be permitted to conduct gaming or participate in any gaming revenues generated at the Las Vegas Property. In the interim, the Company will operate the hotel and restaurant and lease the casino area at the Las Vegas Property to an independent, licensed casino operator as permitted by Nevada law.

FINANCING OF THE ACQUISITIONS. The Company financed the acquisition of the Reno Ramada Hotel and the Cheyenne Hotel & Casino through its cash on hand and additional borrowings from its existing lender, Madeleine LLC. Pursuant to a Third Amended and Restated Term Loan Agreement entered as of April 30, 1998 by Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., and Speakeasy Gaming of Reno, Inc. jointly and severally as borrowers, the Company as guarantor, and Madeleine LLC as lender, the Company increased its


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borrowings (previously the principal sum of $21,476,500) by (i) $8 million, representing the full purchase price of the Reno Ramada Hotel; (ii) $3,765,000 toward the purchase of the Cheyenne Hotel & Casino; and (iii) $150,000 in lender's fees. The Company expended approximately $2 million of its cash reserves for the balance of the purchase price of the Las Vegas Property and closing costs and expenses of the transactions. The loan amendment also provides a construction line of credit of up to $1.7 million for the Cheyenne property and increases Mountaineer's line of credit by $5 million (up to $1.5 million of which may be used for improvements at the Nevada properties). The loans, as well as any draws against the lines of credit, continue to be for a term ending July 2, 2001 with monthly payments of interest only at the rate of 13% per year with all principal becoming due at the end of the term. The loans likewise remain secured by substantially all of the assets of Mountaineer and now Speakeasy Vegas and Speakeasy Reno and are unconditionally guaranteed by the Company. The call premium applicable to prepayment of the loans (5% until July 2, 1998, 3% between July 3, 1998 and July 2, 1999, 2% from July 3, 1999 until July 2, 2000, and 1%
from July 3, 2000 until the end of the term), however, does not apply to the $11.8 million borrowed for the acquisitions or draws on the $1.7 million Cheyenne construction line of credit.

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING THE COMPANY'S PLANS FOR CONSTRUCTION OF IMPROVEMENTS AS WELL AS ITS ESTIMATES OF THE TIME AND EXPENSE INVOLVED IN SUCH CONSTRUCTION AT ITS RECENTLY ACQUIRED HOTEL PROPERTIES; THE ENTERING OF FRANCHISE AGREEMENTS; LICENSING, OPERATION, AND CONFIGURATION OF GAMING FACILITIES AT THE NEVADA PROPERTIES; AND THE LONG-TERM PROSPECTS FOR THE SUCCESSFUL OPERATION OF THE ACQUIRED PROPERTIES. SUCH STATEMENTS ARE BASED ON THE COMPANY'S CURRENT PLANS AND EXPECTATIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY BASED UPON A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO WEATHER CONDITIONS, OBTAINING CONSTRUCTION PERMITS, INABILITY TO OBTAIN GAMING LICENSES IN THE STATE OF NEVADA, COMPETITION, GENERAL ECONOMIC CONDITIONS AFFECTING THE RESORT BUSINESS, DEPENDENCE UPON KEY PERSONNEL, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      None.

         (b)      None.

         (c)      Exhibits.

         10.1 (1) Purchase Agreement by and between Speakeasy Gaming of Nevada, Inc., and Banter, Inc. dated as of May 5, 1998.

         10.2 (1) Purchase Agreement by and between Speakeasy Gaming of Reno, Inc. and Reno Hotel, LLC dated April 30, 1998.


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         10.3 (1)          First Amendment to Purchase Agreement by and between
                           Speakeasy Gaming of Las Vegas, Inc. and Banter, Inc. dated May 5, 1998.

         10.4 (1) Second Amendment to Purchase Agreement by and among Speakeasy Gaming of Las Vegas, Inc., Banter, Inc. and Southwest Exchange Corporation dated May 5, 1998.

         10.5 (1) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Speakeasy of Las Vegas, Inc. as Trustor, Nevada Title Company, as Trustee for the benefit of Madeleine LLC, as Beneficiary dated April 30, 1998.

         10.6 (1) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Speakeasy Gaming of Reno, Inc. as Trustor, United Title of Nevada, as Trustee for the benefit of Madeleine LLC, as Beneficiary dated April 30, 1998.

         10.7 (1) Third Amended and Restated Term Loan Agreement amended and restated as of April 30, 1998 by and among Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Reno, Inc., MTR Gaming Group, Inc. and Madeleine LLC.

         10.8 (1) Pledge and Security Agreement by and between MTR Gaming Group, Inc. and Madeleine LLC dated as of April 30, 1998.

         10.9 (1) General Security Agreement by and between Speakeasy Gaming of Reno, Inc. and Madeleine LLC dated as of April 30, 1998.

         10.10 (1)         General Security Agreement by and between Speakeasy
                           Gaming of Las Vegas, Inc. and Madeleine LLC dated as of May 5, 1998.

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         (1) Incorporated by reference to the Company's Quarterly Report on Form
10-Q for the three months ended March 31, 1998.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        MTR GAMING GROUP, INC.



                                       By: /s/ Edson R. Arneault
                                          ---------------------------------
                                               Edson R. Arneault, President


Date: July 14, 1998


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